Exhibit 2.03

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF GEORGIA

GAINESVILLE DIVISION

IN RE: GALAXY NEXT GENERATION, INC., Debtor.	) ) ) ) )	CHAPTER 11 CASE NO. 24-20552-JRS

ORDER APPROVING DISCLOSURE STATEMENT TO ACCOMPANY

DEBTOR’S FIRST AMENDED PLAN OF REORGANIZATION AND SCHEDULING HEARING ON CONFIRMATION

THIS CAUSE came before the Court at a hearing at 9:00 a.m. on November 13, 2024 (the “Hearing”) to consider the Disclosure Statement to Accompany Debtor’s Plan of Reorganization [Dkt. No. 136] filed by Galaxy Next Generation, Inc., debtor and debtor in possession (the “Debtor”), on October 17, 2024.   At the Hearing, counsel for the Debtor informed the Court that the Debtor, the Official Committee of Unsecured Creditors, Mr. Ehlert and the Office of the United States Trustee were discussing consensual modifications to the Debtor’s Plan of Reorganization [Dkt. No. 135] and the accompanying disclosure statement and anticipated filing the Debtor’s First Amended Plan of Reorganization (as amended, the “Plan”) and the Disclosure Statement to Accompany Debtor’s First Amended Plan of Reorganization (as amended, the “Disclosure Statement”) in the coming days.  Counsel further requested that, to the extent necessary, the Court shorten the required notice period for the Hearing and the time for asserting any objections to the Disclosure Statement (the “Objections”).  Any capitalized term used herein but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

By Notice of Hearing dated November 4, 2024 [Dkt. No. 144], all creditors, equity security holders and other parties in interest were given proper notice of the Hearing. No Objections were filed and none were asserted at the Hearing.

The Court, having reviewed the record, it appearing that due and adequate notice of the Hearing has been provided and for good cause shown, the Court finds that the Disclosure Statement contains adequate information as required by 11 U.S.C. §1125.  Accordingly, it is hereby ORDERED and NOTICE IS HEREBY GIVEN as follows:

1. Pursuant to 11 U.S.C. §1125 and Federal Rules of Bankruptcy Procedure 2002 and 3017, the Disclosure Statement is approved;

2. The Objections to the Disclosure Statement, if any, to the extent not resolved herein or withdrawn, are each overruled;

3. The Debtor is authorized to make non-substantive conforming changes to the Plan and the Disclosure Statement prior to solicitation;

4. The Debtor is authorized, pursuant to 11 U.S.C. §1125(b) and the Order Granting Motion For An Order Approving Solicitation Procedures And Form Of Solicitation Materials, to transmit copies of the Disclosure Statement, the Plan, and related documents to certain known holders of Claims against and Interests in the Debtor and to solicit acceptances of the Plan from Holders of Claims against the Debtor that are impaired under the Plan;

5. All ballots accepting or rejecting the Plan must be filed, on a ballot form to be provided by the Debtor, with  the Clerk of the US Bankruptcy Court at the following address:

Clerk, U. S. Bankruptcy Court

121 Spring St. SE

Room 120
Gainesville, GA 30501

and received on or before December 31, 2024, (the “Voting Deadline”). A copy should also be mailed to counsel for the Debtor at the following addresses:

Ashley R. Ray

Scroggins, Williamson & Ray, P.C.

4401 Northside Parkway

Suite 230

Atlanta, Georgia 30327

6. A hearing (the “Confirmation Hearing”) to consider confirmation of the Plan and any other matters that may properly come before the Court, will be held on January 8, 2025 at 10:00 a.m. in Courtroom 1404, U.S. Courthouse, 75 Ted Turner Drive, Atlanta, Georgia;

7. All responses and objections, if any, to the relief sought in connection with confirmation of the Plan shall (i) be in writing and state the name of the objector, its interest in these Chapter 11 cases, and, if applicable, the amount and nature of its claim or interest, as well as state with particularity the nature of the objection and the legal basis therefore, (ii) include suggested language to amend the Plan in a manner that would resolve the objection, and (iii) be filed with the Court and served in a manner so as to be received by the parties listed below, together with proof of service, on or before  December 31, 2024 (the “Plan Objection Deadline”).  A copy of any responses and/or objections must be served upon counsel for the Debtor at the address set forth in paragraph 5 above;

8. Any party asserting a Cure Claim arising from (a) the assumption of an executory contract or unexpired lease by the Debtor pursuant to 11 U.S.C. § 365 or (b) the reinstatement of a claim pursuant to 11 U.S.C. § 1124(2) must file a written notice setting forth the asserted amount of such Cure Claim.  Such notice must be filed with the Clerk of the Bankruptcy Court and served on counsel for the Debtor at the addresses set forth in paragraph 5 above no later than December 23, 2024 (the “Cure Claim Deadline”).  The amount of any asserted Cure Claims shall be heard and determined by the Court at the Confirmation Hearing;

9. The Confirmation Hearing may be adjourned from time to time by announcement without further notice to creditors or parties-in-interest;

10. Notice of the Confirmation Hearing shall be deemed adequate and sufficient if a copy of this Order is served upon (i) the Office of the United States Trustee, (ii) the Internal Revenue Service, (iii) all known creditors of the Debtor as reflected on the creditors matrix maintained by the Clerk of the Bankruptcy Court in this case, and (iv) all persons or entities that have filed notices of appearance in this case prior to the date of this Order;

11. This Court shall retain jurisdiction with respect to any matters or disputes which arise from or relate to implementation of this Order

END OF DOCUMENT

Prepared and presented by:

SCROGGINS, WILLIAMSON & RAY, P.C.

    /s/ J. Robert Williamson

J. ROBERT WILLIAMSON

Georgia Bar No. 765214

ASHLEY REYNOLDS RAY

Georgia Bar No. 601559

4401 Northside Parkway

Suite 230

Atlanta, GA 30327

(404) 893-3880

Counsel for the Debtor

Distribution List

Ashley R. Ray

SCROGGINS, WILLIAMSON & RAY, P.C.

4401 Northside Parkway

Suite 230

Atlanta, GA 30327

David Weidenbaum

OFFICE OF THE UNITED STATES TRUSTEE

362 Richard Russell Federal Building

75 Ted Turner Drive, SW

Atlanta, GA 30303